COLUMBIA FUNDS SERIES TRUST

77E Legal Proceedings Note

Columbia Nations Funds

Columbia Management Advisors, LLC and Columbia Management Distributors, Inc. (collectively, the "Columbia Group") are subject to a settlement agreement with the New York Attorney
General ("NYAG") (the "NYAG Settlement") and a settlement order with the SEC (the "SEC Order") on matters relating to mutual fund trading, each dated February 9, 2005. Under the terms of the SEC Order, the Columbia Group (or predecessor entities) agreed, among other things, to: pay disgorgement and civil money penalties collectively totaling $375 million; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; and retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures. The NYAG Settlement, among other things, requires Columbia Management Advisors, LLC and its affiliates to reduce management fees for certain funds in the Columbia family of mutual funds in a projected total of $160 million over five years through November 30, 2009 and to make certain disclosures to investors relating to expenses. In connection with the Columbia Group providing services to the Columbia Funds, the Columbia Funds have voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees and certain special consulting and compliance measures.

Pursuant to the SEC Order and related procedures, the $375 million in settlement amounts described above, of which approximately $90 million has been earmarked for certain Columbia Funds and their shareholders, is being distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC on December 27, 2007. Distributions under the distribution plan began in mid-June 2008.

Civil Litigation
In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties filed suits against Bank of America Corporation and certain of its affiliates, including Banc of America Capital Management, LLC ("BACAP," now known as Columbia Management Advisors, LLC) and BACAP Distributors, LLC (now known as Columbia Management Distributors, Inc.) (collectively "BAC"), Nations Funds Trust (now known as Columbia Funds Series Trust) and its Board of Trustees. On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Nations Funds Trust, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Nations Funds Trust against BAC and others that asserts claims under federal securities laws and state common law. Nations Funds Trust is a nominal defendant in this action.

On February 25, 2005, BAC and other defendants filed motions to dismiss the claims in the pending cases. On December 15, 2005, BAC and others entered into a Stipulation of Settlement of the direct and derivative claims brought on behalf of the Nations Funds shareholders. The settlement is subject to court approval. If the settlement is approved, BAC would pay settlement administration costs and fees to plaintiffs' counsel as approved by the court. The stipulation has not yet been presented to the court for approval.


N-SAR Item 77H: Changes in Control of Registrant


Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia MA Muni Reserves Fund

As of February 28 2009
Name of Person                   Ownership % of Series



As of September 1st 2008
Name of Person                   Ownership % of Series
National Financial               26.31%



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person



N-SAR Item 77H: Changes in Control of Registrant


Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Money Market Reserves Fund

As of February 28 2009
Name of Person                          Ownership % of Series



As of September 1st 2008
Name of Person                          Ownership % of Series
Bank of America Securities, sweep acct  26.39%



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person



N-SAR Item 77H: Changes in Control of Registrant


Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Treasury Reserves Fund

As of February 28 2009
Name of Person                   Ownership % of Series




As of September 1st 2008
Name of Person                   Ownership % of Series
Bank of America                  31.72%



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person


Exhibit for Sub-Item 77N of Form N-SAR

Actions Required to be Reported Pursuant to Rule 2a-7

Among other things, Rule 2a-7(c)(10)(vii) requires that Columbia Funds Series Trust on behalf of Columbia Cash Reserves (the "Fund") file an exhibit to Form N-SAR describing with specificity the nature and circumstances of any action taken during the reporting period pursuant to Rule 2a-7(c)(6)(ii) with respect to defaulted securities and events of insolvency. In addition, the Fund is required to report any securities it holds on the final day of the reporting period that are not Eligible Securities.


Defaulted Securities and Events of Insolvency for which Action was Taken During the Period:

Lehman Brothers Holdings Inc. ("Lehman Brothers")


Circumstances:  Lehman Brothers

On September 15, 2008, Lehman Brothers filed under Chapter 11 of the U.S. Bankruptcy Code and, thus, experienced an "event of insolvency." As a result of the event of insolvency, the medium-term note issued by Lehman Brothers (the "Note") and held by the Fund became due and payable. Lehman Brothers failed to make payment on the Note and, therefore, was in payment default with respect to the Note.


Actions Taken:  Lehman Brothers

On September 16, 2009, the Board of Trustees of the Fund held a Board meeting at which the Board considered the fact that, among other developments, Lehman Brothers was in default with respect to the Notes. In accordance with the Fund's investment adviser's analysis and recommendation, the Board unanimously resolved to continue to hold the Note, finding that the disposition of the Note would not be in the best interest of the Fund's shareholders at that time.


Securities Held on the Final Day of the Reporting Period that are not Eligible Securities:

Axon Financial Funding LLC
Issuer Entity, LLC
Victoria Finance LLC
Whistlejacket Capital Ltd.
Wickersham Issuer Entity LLC
Lehman Brothers Holdings, Inc.


Exhibit for Sub-Item 77N of Form N-SAR

Actions Required to be Reported Pursuant to Rule 2a-7

Among other things, Rule 2a-7(c)(10)(vii) requires that Columbia Funds Series Trust on behalf of Columbia Money Market Reserves (the "Fund") file an exhibit to Form N-SAR describing with specificity the nature and circumstances of any action taken during the reporting period pursuant to Rule 2a-7(c)(6)(ii) with respect to defaulted securities and events of insolvency. In addition, the Fund is required to report any securities it holds on the final day of the reporting period that are not Eligible Securities.

Defaulted Securities and Events of Insolvency for which Action was Taken During the Period:

There were no new defaulted securities or events of insolvency for which Board action was taken during the reporting period.

Securities Held on the Final Day of the Reporting Period that are not Eligible Securities:

Axon Financial Funding LLC
Whistlejacket Capital Ltd.



Item 77D/77Q1(b) Policies with Respect to Securities Investments

Columbia Government Plus Reserves Fund
Columbia Government Reserves Fund
Columbia Treasury Reserves Fund (the "Funds")

On December 23, 2008, a Form Type 485BPOS, Accession
No. 0001193125-08-259630, post-effective amendment number 70 to the registration statement of Columbia Funds Series Trust on behalf of Columbia Government Plus Reserves Fund, Columbia Government Reserves Fund, and Columbia Treasury Reserves Fund (the Funds) was filed with the SEC. It is hereby incorporated by reference as part of the response to this Items 77D and 77Q1(b) of Form N-SAR. The post-effective amendment disclosed certain changes that were made to the Funds policies with respect to security investments.